UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 10, 2013

MOCON, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-09273	41-0903312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7500 Mendelssohn Avenue North Minneapolis, MN	55428
(Address of principal executive offices)	(Zip Code)

(763) 493-6370

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 10, 2013, MOCON announced that Donald N. DeMorett had been hired to fill the newly created position of Chief Operating Officer of MOCON.  Mr. DeMorett will begin his duties as Chief Operating Officer on January 14, 2013.

Mr. DeMorett, age 54, has been a member of MOCON’s Board of Directors since 2006.  Mr. DeMorett has been the President and Chief Executive Officer of GearGrid Corporation, a manufacturer of commercial storage systems, since March 2007.  He formerly served as President of Robert Bosch Packaging Technology, Inc., a wholly-owned subsidiary of the Robert Bosch Corporation that specializes in packaging solutions for the pharmaceutical, food and confectionary industries.  Mr. DeMorett has a Bachelor of Science degree from St. Cloud State University, an MBA from St. Thomas University, and graduated from the Minnesota Executive Program at the University of Minnesota’s Carlson School of Business.

In connection with Mr. DeMorett’s hiring as Chief Operating Officer of MOCON, Mr. DeMorett entered into an offer letter agreement with MOCON.  Under the terms of the offer letter, Mr. DeMorett will receive a $20,000 signing bonus, be entitled to an annual base salary of $225,000, subject to annual review, and will participate in MOCON’s Incentive Pay Plan in which other executives of MOCON participate.  Mr. DeMorett will be eligible to earn a specified percentage of his eligible base earnings under the Incentive Pay Plan if MOCON achieves its pre-tax profit goal set by MOCON’s Compensation Committee, with the actual incentive paid based on the percentage of goal achieved, up to a maximum of one hundred fifty percent. Mr. DeMorett will also have the opportunity to earn an additional $10,000 special bonus if he achieves certain goals established by MOCON’s Compensation Committee.

In addition, in connection with his appointment as Chief Operating Officer, Mr. DeMorett will be granted an option to purchase 10,000 shares of MOCON common stock.  This grant will be made on or near the first day of Mr. DeMorett’s employment with MOCON.  The option will become vested over a one year period with 2,500 shares vesting at the end of each calendar quarter following the grant date in accordance with MOCON’s current standard practice for vesting of option grants made to executives.

Mr. DeMorett will also enter into MOCON’s standard executive severance agreement, which provides for the payment of a lump sum amount upon the occurrence of the following termination events involving Mr. DeMorett, in each case conditioned upon him signing a general release of any and all claims he may have against MOCON:

•                  MOCON terminates his employment for any reason other than for “cause,” in which case he is entitled to a lump sum payment equal to the highest annual salary that he had in effect prior to the date of termination; or

•                  In connection with, or at any time within 24 months following, a “change in control” of MOCON, either MOCON (or any successor) terminates his employment for any reason other than for “cause” or Mr. DeMorett voluntarily terminates his employment for “good reason,” in which case he is entitled to a lump sum payment equal to twice the highest annual salary he had in effect prior to the date of termination less any compensation paid to the executive for service after the change in control, although such reduction cannot reduce the amount of the severance payment below an amount equal to the highest annual salary that he had in effect prior to the date of termination.

In addition to the severance payment described above, and regardless of whether Mr. DeMorett remains employed by MOCON or not, the severance agreement provides that if a “change in control” of MOCON occurs, any unvested stock options then held by Mr. DeMorett will vest in full.

The foregoing summaries of the offer letter, Incentive Pay Plan and severance agreement do not purport to be complete and are qualified in their entirety by reference to the actual or form of plan or agreement which are included as Exhibits 10.1, 10.2 and 10.3, respectively, to this report and are incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
10.1	Offer Letter between MOCON, Inc. and Don DeMorett (filed herewith)

10.2

2003 Compensation Committee resolution setting forth the MOCON Incentive Pay Plan, as amended (incorporated by reference to Exhibit 10.9 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (File No. 000-09273)

10.3

Form of Executive Severance Agreement between MOCON, Inc. and its executives (incorporated by reference to Exhibit 10.11 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (File No. 000-09273)

99.1	Press Release issued January 10, 2013 (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOCON, INC.

Dated: January 10, 2013	By:	/s/ Darrell B. Lee
Darrell B. Lee
Vice President, Chief Financial Officer,
Treasurer and Secretary

MOCON, INC.

CURRENT REPORT ON FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

10.1	Offer Letter between MOCON, Inc. and Don DeMorett	Filed herewith

10.2	2003 Compensation Committee resolution setting forth the MOCON Incentive Pay Plan, as amended	Incorporated by reference to Exhibit 10.9 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (File No. 000-09273)

10.3	Form of Executive Severance Agreement between MOCON, Inc. and its executives	Incorporated by reference to Exhibit 10.11 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (File No. 000-09273)

99.1	Press Release issued January 10, 2013	Furnished herewith